U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 13, 2005

TIME WARNER TELECOM, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-30218	84-1500624
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10475 Park Meadows Drive, Littleton, Colorado 80124
(Address of principal executive offices; zip code)

(303) 566-1284
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement

On January 13, 2005, as part of the annual executive compensation review and in accordance with the terms of the 2000 Employee Stock Plan (the "Plan") of Time Warner Telecom Inc. (the "Company"), the Compensation Committee of the Company's Board of Directors granted options to purchase shares of the Company's Class A Common Stock in the following amounts to the following executive officers of the Company:

Employee # of Options

Larissa Herda, Chairman, CEO and President 320,000

John Blount, EVP, Field Operations 180,000

Catherine Hemmer, EVP, Corporate Operations 180,000

Michael Rouleau, SVP, Business Development 75,000

Robert Gaskins, SVP, Corporate Development 60,000

Mark Hernandez, SVP, Chief Information Officer 60,000

Paul Jones, SVP, General Counsel and Regulatory Policy 60,000

Mark Peters, SVP, Treasurer and Acting CFO 60,000

Jill Stuart, SVP, Accounting & Finance and CAO 60,000

Julie Rich, SVP, Human Resources 40,000

The options are exercisable for $3.46 per share and expire on January 13, 2012. On the first anniversary of the grant date, 25% of the total options become exercisable, and 6.25% of the total options become exercisable each quarter thereafter. Additional terms of these options are as set forth in the Plan and in Stock Option Agreements issued to each grantee, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits

10.1 2000 Employee Stock Plan (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8, Commission File No. 333-48084, filed October 17, 2000).

10.2 Form of Stock Option Agreement under 2000 Employee Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
TIME WARNER TELECOM INC.
Date: January 20, 2005	By: /s/ Paul B. Jones
Paul B. Jones SVP, General Counsel and Regulatory Policy

Exhibit Index

No. Description

10.1 2000 Employee Stock Plan (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8, Commission File No. 333-48084, filed October 17, 2000).

10.2 Form of Stock Option Agreement under 2000 Employee Stock Plan.